Exhibit 10.11

November 15, 2020

Debra L. Morris

Re:     Amendment of Executive Severance Agreement

Dear Debra:

This letter confirms the amendment, as set forth below, of your Executive Severance Agreement, dated March 11, 2013, with Apria Healthcare, Inc., now called Apria Healthcare LLC (the “Agreement”). This letter supersedes that certain letter agreement between you and Apria Healthcare LLC, dated June 27, 2018, in its entirety.

In the event that you become entitled to severance pay pursuant to Section 4 of the Agreement, each payment in a series of payments under the Agreement shall be deemed to be a separate payment for purposes of Section 409A of the Code of 1986, as amended.

Except as expressly provided in the preceding paragraph, your Agreement continues in effect in accordance with its terms. This letter agreement shall be construed and interpreted consistent with Section 11(a) of the Agreement.

If you have any questions regarding this letter, please contact Celina Scally at [redacted].

APRIA HEALTHCARE LLC

By: /s/ Raoul Smyth

Name: Raoul Smyth

Title:    Executive Vice President, General Counsel

Acknowledged and agreed:

/s/ Debra L. Morris

Debra L. Morris